Exhibit 32.2

STATEMENT OF CHIEF FINANCIAL OFFICER
OF INDUS INTERNATIONAL, INC.
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SS. 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Indus International, Inc. (the “Company”) on Form 10-Q for the period ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jeffrey A. Babka, Executive Vice President Finance and Administration and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jeffrey A. Babka

Jeffrey A. Babka
Executive Vice President Finance and
Administration and Chief Financial Officer
February 10, 2004